Exhibit 4.1

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”) is entered into as of the 21st day of May 2008, by and among InterAmerican Acquisition Group Inc., a Delaware corporation (the “Company”) and the persons listed on Schedule A, attached hereto (collectively the “Founders” and individually, a “Founder”).

W I T N E S S E T H:

WHEREAS, the Company intends to grant and issue warrants (the “Warrants”) to purchase shares of the Company’s common stock (the “Common Stock” and, together with the Warrants, the “Securities”);

WHEREAS, the Company shall issue to the Founders, and the Founders agree to accept, the number of Warrants set forth on Schedule A hereto with respect to each such Founder, subject to the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Issuance of Warrants.  On the basis of the representations, warranties, covenants and agreements, and subject to the terms and conditions set forth herein, upon the date hereof, the Company agrees to grant, issue, transfer, convey and deliver to the Founders or cause to be delivered to the Founders and the Founders agree to accept delivery from the Company of a number of Warrants, with an exercise price per share equal to $.01, as set forth on Schedule A hereto.  The Company shall deliver or cause to be delivered to the Founders one or more certificates representing the Warrants of the Company registered in the applicable Founder’s name.

2.    Terms and Restrictions of the Warrants.

(a) Subject to the terms of this Section 2, the Warrants shall, upon the date hereof, (i) be valid for a term commencing on the date hereof and expiring on the earlier of (x) January 31, 2009 if a business combination is consummated in 2008 or 90 days after the consummation of a business combination if such business combination occurs in 2009 or (y) or September 4, 2009 and (ii) shall be immediately exercisable for shares of Common Stock of the Company.

(b) The Founders shall hold and be restricted from selling or transferring the Securities, except as set forth below, until the second anniversary of the effective date of the Company’s initial public offering, September 4, 2009 (the “Holding Period”).  During the Holding Period, no sale, transfer or other disposition may be made of any of the Securities except (i) by gift to a member of a Founder’s immediate family or to a trust, the beneficiary of which is a Founder or a member of a Founder’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Founder, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement.  Following the Holding Period, the Founders shall be free to sell or transfer the Securities. If the

Warrants are exercised prior to September 4, 2009, then the Common Stock received from such exercise shall be delivered to by the Company to Continental Stock Transfer & Trust Company to held in trust with and under the same terms as the other Founder’s stock until September 4, 2009.

(c) If the Company shall determine to proceed with the preparation and filing of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), then the Company will give written notice of its determination to the Founders.  Upon the written request from the Founders representing a majority of the outstanding Securities, the Company will cause all of the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants to be included in such registration statement, all to the extent requisite to permit the resale by the Founders of the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants.  Any Securities of a Founder that are to be included in an underwritten public offering pursuant to this Section 2(c) shall be offered and sold upon such terms as the managing underwriters thereof determine; provided, however, that any such terms must be the same as the terms to which any other holder of securities being registered will be bound and must not be substantially different from the terms pursuant to which the Company and any other security holder selling securities in such offering are selling such securities.  Notwithstanding anything to the contrary contained herein, the Company may withdraw any registration statement referred to in this Section 2(c) in accordance with the provisions of the Securities Act without thereby incurring any liability to any Founder.  Prior to the date that the Securities and Exchange Commission declares the registration statement effective, if necessary, the Founders will enter into a warrant agreement, or amend any existing warrant agreement between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), to provide that the Warrant Agent shall act on behalf of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Warrants.

(d) Notwithstanding Sections 2(a) and (b), if the Founders are notified by the Company during the Holding Period, pursuant to Section 5.4 hereof, that the Company is being liquidated, then the Founders shall promptly destroy the certificates representing the Warrants; provided further, however, that if, after the Company (or the surviving entity) consummates a merger, capital stock exchange, asset acquisition or other similar business combination (a “Business Combination”) and subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their securities for cash, other securities or other property, the Founders will, upon notice by the Chief Executive Officer or Chief Financial Officer of the Company that such transaction is then being consummated, be released from the restrictions on the Securities set forth in Section 2(b) so that  the Founders can similarly have the right to exchange their Securities in connection with such transaction.  The Founders shall have no further duties hereunder after the disbursement or destruction of the Warrants in accordance with this Section 2(d).

(e)           If the Company solicits approval of its stockholders in connection with a Business Combination, each Founder will vote all Shares of Common Stock owned by him with the majority of the votes cast by the public stockholders of the Company.

3.    Representations and Warranties of the Company.  The Company hereby represents and warrants to each of the Founders as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

(b) All corporate action on the part of the Company’s directors necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement and the Warrants, has been taken or will be taken prior to the date hereof, and this Agreement constitutes, and the Warrants when executed and delivered, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor’s rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

(c) The Company has the corporate power to execute and deliver this Agreement and the Warrants to be issued to the Founders hereunder, to issue the Warrants and to carry out and perform all its obligations under this Agreement and the Warrants.

(d) The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws or in any material respect of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound.  The execution, delivery and performance of and compliance with this Agreement and the Warrants have not resulted and will not result in any material violation of, or conflict with, any instrument, judgment, order, writ, decree, or contract to which the Company is a party or by which the Company is bound.

4.    Representations and Warranties of the Founders.  In order to induce the Company to enter into this Agreement and to issue the Warrants, each Founder hereby represents and warrants; solely with respect to itself and not any other Founder; to the Company as follows:

(a) This Agreement constitutes each Founder’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.  Each Founder represents that it has full power and authority to enter into this Agreement.

(b) The Securities are being accepted for investment for such Founder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act.

(c) Each Founder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(d) Each Founder understands that the Securities are characterized as “restricted securities” under the Act and Rule 144 promulgated thereunder inasmuch as they are being accepted from the Company in a transaction not involving a public offering, and that under the Act and applicable regulations thereunder such securities may not be resold without registration under the Act except in certain limited circumstances.  The certificates for such Warrants shall contain a legend indicating such restriction on transferability.

5       Warrant Adjustments.

5.1     Stock Dividends; Split-Ups.  If after the date hereof, and subject to the provisions of Section 5.5 below, the number outstanding securities of the Company is increased by a stock dividend payable in the Company’s securities, or by a split-up of securities, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding securities.

5.2     Aggregation of Securities.  If after the date hereof, and subject to the provisions of Section 5.5, the number of outstanding securities is decreased by a consolidation, combination, reverse stock split or reclassification of securities or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Securities issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Securities.

5.3     Replacement of Securities upon Reorganization of the Company, etc.  In case of any reclassification or  reorganization of the outstanding securities of the Company (other than a change covered by Section 5.1 or 5.2 hereof or that solely affects the par value of such securities), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding securities), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in Securities covered by Section 5.1 or 5.2, then such adjustment shall be made pursuant to Sections 5.1, 5.2 and this Section 5.3.  The provisions of this Section 5.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales, other transfers, or similar transactions.

5.4    Notices of Changes in Warrant.  Upon every adjustment of the number of Shares of Common Stock issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Founders, which notice shall state the increase or decrease, if any, in the number of

Shares of Common Stock purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Upon the occurrence of any event specified in Sections 5.1, 5.2, 5.3 or this 5.4, then, in any such event, the Company shall give written notice to each Founder, at the last address set forth for such Founder in the warrant register, of the record date of the effective date of the event.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

5.5    No Fractional Shares.  Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants.  If, by reason of any adjustment made pursuant to this Section 5, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number the number of the Shares of Common Stock to be issued to the Warrant holder.

5.6    Form of Warrant.  The form of Warrant need not be changed because of any adjustment pursuant to this Section 5, and Warrants issued after such adjustment may state the same number of Shares of Common Stock as is stated in the Warrants initially issued pursuant to this Agreement.  However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

6       Miscellaneous.

(a)           This Agreement (i) cannot be amended, modified or terminated except in writing signed by all of the parties hereto, (ii) sets forth the entire understanding of the parties with respect to the subject matter hereof and (iii) supersedes any and all prior agreements or arrangements with respect thereto.

(b)           The parties agree to execute and deliver such other and further documents and to take such action as may be reasonably necessary or desirable to give effect to any of the provisions of this Agreement.

(c)           If any provisions of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any invalid or unenforceable provision were not embodied herein.

(d)           The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents thereof.

(e)           This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without reference to principles of conflict of laws.

(f)           This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns.

(g)           This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                InterAmerican Acquisition Group Inc.

                By:_____________________________________
                Name: William C. Morro
                Title: Chief Executive Officer

                [NAME OF FOUNDER IF AN ENTITY]

                By:____________________________________
                Name: [name]
                Title: [title if applicable]

                 ______________________________________
          [NAME OF FOUNDER]

SCHEDULE A
Warrants Issued to Founders

Name of Founder                                                                                      Number of Warrants

William C. Morro                                                                                                 76,326

Richard N. Sinkin                                                                                                 50,884

InterAmerican Capital
  Partners II, LLC                                                                                                 32,664

Richard M. Wolfson                                                                                             6,938

James Bazet                                                                                                            3,469

Herminio A. Blanco Mendoza                                                                             3.469

Steven Oliveira                                                                                                    11,250

Total                                                                                                    185,000